UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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SOUTHERN COMMUNITY BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTHERN COMMUNITY BANCSHARES, INC.
525 North Jeff Davis Drive
Fayetteville, Georgia 30214

April 28, 2005

Dear Shareholder:

     On behalf of the Board of Directors and Management of Southern Community Bancshares, Inc., I cordially invite you to the Annual Meeting of Shareholders to be held on Thursday, May 26, 2005, at 4:30 p.m. local time at the Company’s main office at 525 North Jeff Davis Drive, Fayetteville, Georgia 30214 for the following purposes:

1)	Elect Class I Directors. To elect three Class I directors to serve three-year terms until the Company’s 2008 Annual Meeting of Shareholders.

2)	Ratify Independent Auditors. To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2005.

3)	Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The accompanying Proxy Statement includes a formal notice of the Annual Meeting, information concerning the nominees to the Board of Directors and other information concerning the Annual Meeting.

     A form of proxy is enclosed, and you are urged to complete, sign and return it to Southern Community Bancshares, Inc. as soon as possible in the enclosed, postage prepaid envelope. If you attend the Annual Meeting in person, you may revoke your proxy at that time simply by requesting the right to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of Southern Community Bancshares, Inc. prior to or at the time of the Annual Meeting.

     Your continued support of the Company is very important. I look forward to welcoming you at the meeting.

Sincerely,
/s/ Gary D. McGaha
Gary D. McGaha
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT

Southern Community Bancshares, Inc.
525 North Jeff Davis Drive
Fayetteville, Georgia 30214

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, MAY 26, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Southern Community Bancshares, Inc., a Georgia corporation (the “Company”), will be held on Thursday, May 26, 2005, at 4:30 p.m., local time, at the Company’s main office located at 525 North Jeff Davis Drive, Fayetteville, Georgia 30214 for the following purposes:

1)	Elect Class I Directors. To elect three Class I directors to serve three-year terms until the Company’s 2008 Annual Meeting of Shareholders.

2)	Ratify Independent Auditors. To ratify the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2005.

3)	Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 15, 2005 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of such shareholders will be available for inspection by shareholders at the Annual Meeting.

     Detailed information relating to the above matters is set forth in the accompanying Proxy Statement dated April 28, 2005. Whether or not you expect to attend the Annual Meeting in person, please mark, sign, date and return the enclosed proxy card in the accompanying postage-prepaid envelope as promptly as possible. If you do attend the Annual Meeting in person, you may, of course, withdraw your proxy should you wish to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of Southern Community Bancshares, Inc. prior to or at the time of the Annual Meeting.

By Order of the Board of Directors,
/s/ GARY D. McGAHA
GARY D. McGAHA
President and Chief Executive Officer

Fayetteville, Georgia
April 28, 2005

SOUTHERN COMMUNITY BANCSHARES, INC.
525 North Jeff Davis Drive
Fayetteville, Georgia 30214
(770) 461-4365

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2005

General Information

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Southern Community Bancshares, Inc., a Georgia corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held at 4:30 p.m., local time, on Thursday, May 28, 2005, at the Company’s main office located at 525 North Jeff Davis Drive, Fayetteville, Georgia 30214 and at any and all adjournments or postponements thereof.

     This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 25, 2005. A copy of the Company’s Annual Report on Form 10-KSB accompanies this Proxy Statement.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the proxy at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy card, by delivering written notice of the revocation of the proxy to the Company prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder’s directions if the proxy is duly executed and returned prior to the Annual Meeting. If the enclosed proxy is duly executed and returned prior to the Annual Meeting but no directions are specified, the shares will be voted “FOR” the election of the director nominees recommended by the Board of Directors, “FOR” ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting. Any written notice revoking a proxy should be sent to: Southern Community Bancshares, Inc., 525 North Jeff Davis Drive, Fayetteville, Georgia 30214, Attention: Corporate Secretary.

     The expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, who will not receive additional compensation therefor, in person, or by telephone, facsimile transmission or other electronic means. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of the Company’s common stock, no par value (the “Common Stock”), as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     The Board of Directors of the Company has fixed the close of business on April 15, 2005, as the record date (“Record Date”) for determination of the Company’s shareholders entitled to notice of and to vote at the Annual Meeting. At the close of business on such date, there were 2,585,688 shares of Common Stock outstanding and held by approximately 671 shareholders of record. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record at the close of business on the Record Date.

Outstanding Voting Securities of the Company
And Principal Holders Thereof

     The following tables set forth certain information regarding the Company’s Common Stock owned, as of March 31, 2005, by:

•	each person who beneficially owns more than 5% of the outstanding shares of the Company’s stock;

•	each director of the Company;

•	each executive officer of the Company who is named in the summary compensation table below; and

•	all the Company directors and executive officers as a group.

     Except as otherwise indicated, the persons named in the tables below have sole voting and investment powers with respect to all shares shown as beneficially owned by them. The information shown below is based upon information furnished by the named persons and based upon “beneficial ownership” concepts set forth in rules issued under the Securities Exchange Act of 1934. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. Under applicable SEC rules, the number of outstanding shares of Common Stock used in the computation of the “Percent of Class” includes stock options owned by the shareholder that are currently exercisable or that will become exercisable within the next 60 days.

     Management of the Company is aware of the following persons who beneficially own 5% or more of the Company’s Common Stock:

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership	Percent of Class
Robert B. Dixon, Jr.	155,063(1)	5.96%
105 Meetinghouse Road
Fayetteville, Georgia 30215

Richard J. Dumas	201,154(1)	7.73%
390 Birkdale Drive
Fayetteville, Georgia 30215

Thomas D. Reese	183,490(1)	7.05%
956 Al Roberts Road
Senoia, Georgia 30276

(1)	See appropriate footnotes to the table below for a description of the beneficial stock ownership for these persons.

     The following table sets forth the beneficial stock ownership of each director and named executive officer and for all directors and executive officers as a group:

	Number of Shares
Name of Beneficial Owner	Beneficially Owned		Percent of Common Stock
Gary D. McGaha	39,769	(1)	1.53%
Fred L. Faulkner	31,876	(2)	1.22%
Leslye L. Grindle	4,736	(3)	.18%
G. Wayne Robertson	4,463	(4)	.17%
James S. Cameron	100,209	(5)(6)	3.85%
George R. Davis, Sr.	102,930	(5)(7)	3.95%
Robert B. Dixon, Jr.	155,063	(5)(8)	5.96%
Richard J. Dumas	201,154	(5)(9)	7.73%
William Wayne Leslie	97,051	(5)(10)	3.73%
Jackie L. Mask	72,797	(5)	2.80%
Thomas D. Reese	183,490	(5)(11)	7.05%
Dan V. Stinchcomb	107,998	(5)	4.15%
William M. Strain	81,775	(5)(12)	3.14%
All Directors and named executive officers (13 persons)	1,183,311		42.62%

(1)	Includes 16,710 shares that are obtainable upon the exercise of vested incentive stock options; 7,444 shares of the Company’s Common Stock held in Mr. McGaha’s IRA account and 177 shares held by Mr. McGaha’s wife. Mr. McGaha disclaims beneficial ownership of the shares held by his wife.

(2)	Includes 9,876 shares that are obtainable upon the exercise of vested incentive stock options and 21,965 shares of the Company’s Common Stock held by Mr. Faulkner’s wife. Mr. Faulkner disclaims beneficial ownership of the shares held by his wife.

(3)	Includes 2,333 shares that are obtainable upon the exercise of vested incentive stock options.

(4)	Includes 1,778 shares that are obtainable upon the exercise of vested incentive stock options.

(5)	Includes 17,777 stock options issued pursuant to the Bank’s 2001 Directors Stock Option Plan and assumed by the Company when the Bank reorganized into a holding company structure effective January 1, 2002.

(6)	Includes 30,191 shares of the Company’s Common Stock held in Mr. Cameron’s IRA account.

(7)	Includes 42,665 shares of the Company’s Common Stock held in Mr. Davis’s IRA account.

(8)	Includes 53,020 shares of the Company’s Common Stock held in Mr. Dixon’s IRA account, 25,600 shares of the Company’s Common Stock held in the name of Chris Dixon & Associates, Inc. Profit Sharing Plan, and 8,049 shares held in an IRA account by Mr. Dixon’s wife. Mr. Dixon disclaims beneficial ownership of shares held by his wife.

(9)	Includes 41,156 shares of the Company’s Common Stock held in the name of J&R Closing, Inc. Profit Sharing Plan.

(10)	Includes 1,944 shares of the Company’s Common Stock held in Mr. Leslie’s IRA account and 10,665 shares of the Company’s Common Stock held in the name of Leslie Contracting, Inc.

(11)	Includes 56,177 shares of the Company’s Common Stock held in Mr. Reese’s IRA account.

(12)	Includes 8,889 shares of the Company’s Common Stock held in Mr. Strain’s IRA account.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of any class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Such persons are required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. Based solely on its review of copies of such reports received by it and written representations that no other reports were required, the Company believes that all filing requirements were complied with except for the following: Robert Dixon filed a late Form 4 on January 18, 2005; Richard Dumas filed late Form 4’s on January 18, 2005 and September 8, 2004; Fred Faulkner filed a late Form 4 on January 12, 2005, which was amended on January 25, 2005; Leslye Grindle filed a late Form 4 on January 12, 2005; Gary McGaha filed a late Form 4 on January 12, 2005; and Jackie Mask filed a late Form 3 on August 25, 2004.

Proposal No. 1
Election of Class I Directors

     At the Annual Meeting three Class I directors will be elected each to serve for a three-year term of office.

     The Company’s Articles of Incorporation divide the Board of Directors of the Company into three classes, Class I, Class II and Class III, each of which is as nearly equal in number as possible. The directors in each class will hold office for staggered terms of three years each, after the initial terms of one year, two years and three years, respectively. The term of Class I directors expires at the 2005 Annual Meeting. The Board of Directors has set the number of the Class I directors at three. The Board of Directors has nominated the following persons for Class I membership on the Board, and unanimously recommends a vote “FOR” the election of these persons: Richard J. Dumas, William W. Leslie and Jackie L. Mask.

     All shares of Common Stock represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxies will be voted for the election of the three Class II nominees listed above. In the event that any nominee is unable to serve, the persons designated as proxies will cast votes for such other persons as they may select. Directors are elected by a plurality of the votes cast by the shares entitled to vote at the Annual Meeting at which a quorum is present.

     The Board of Directors unanimously recommends a vote “FOR” the election of the three nominees listed above.

Board of Directors

     The table and text below set forth certain information about each current director and each nominee for Class I director of the Company, including such individual’s age, position with the Company, and principal employment for the past five years. Except for Jackie L. Mask, who was elected to the Board of Directors in 2004, each of the listed individuals has served as a director of the Company since its inception in 2001 and as a director of Southern Community Bank, the Company’s banking subsidiary (the “Bank”), since 2000.

Name	Age	Position with the Company
Gary D. McGaha	66	President; Director
James S. Cameron	49	Director
George R. Davis, Sr.	65	Director
Robert B. Dixon, Jr.	61	Director
Richard J. Dumas	64	Director
William Wayne Leslie	46	Director
Jackie L. Mask	64	Director
Thomas D. Reese	59	Chairman of the Board of Directors
Dan V. Stinchcomb	74	Director
William M. Strain	46	Director

     Gary D. McGaha has served as President and Chief Executive Officer of the Company and the Bank since their respective inceptions. He has been a resident of Fayette County since 1963 and has been a banker since then. He has served in a senior executive officer capacity at the National Bank of Georgia, Commercial Bank & Trust in Griffin, Citizens Bank & Trust of Fayette County and Heritage Bank prior to becoming the organizing President of Southern Community Bank. From 1991 to 1996, he served as Chief Operations Officer of Citizens Bank & Trust of Fayette County and on two occasions during that period as acting Chief Executive Officer. From 1996 to 1999, he served as County President and as a director at Heritage Bank. He has served as Chairman of the Fayette County Chamber of Commerce twice and has served as a director of Main Street — Fayetteville and a member of the Fayetteville Downtown Development Authority. He has served as a member of the board of directors of the Joseph Sams School and the Community Bankers Association of Georgia.

     James S. Cameron is a resident of Jonesboro, Georgia. Mr. Cameron is a graduate of the University of Georgia and the University of Georgia School of Law in Athens, Georgia. Mr. Cameron served as a real estate attorney from 1980 through 1999 with the law firm of McNally, Fox & Cameron, P.C. located in Fayetteville, Georgia. Since 1994, Mr. Cameron has been a partner and the President of Cameron Development Corporation, a real estate development corporation located in McDonough, Georgia.

     George R. Davis, Sr. is a resident of Fayetteville, Georgia. From 1957 to 1961, Mr. Davis was employed in sales at Judson Smith General Merchandise. From 1961 to 1965, Mr. Davis was the owner of Ronald Davis Carpets and since 1965 he has been the owner of Smith & Davis Fabric & Clothing, Inc., a business which engages in merchandise sales. Mr. Davis presently serves as President of Smith & Davis Fabric & Clothing, Inc.

     Robert B. Dixon, Jr. is a resident of Fayetteville, Georgia, and a graduate of the University of Georgia in Athens, Georgia. Since 1971 Mr. Dixon has been a home builder and developer. Mr. Dixon holds a 51% interest and serves as President for the following entities: Chris Dixon & Associates, Inc.; Mike Harrell & Associates, Inc.; Gary Alford and Associates, Inc.; and Dixon-Alley Builders, Inc. Mr. Dixon also holds a 26% interest in Steve Alley & Associates, Inc. From 1992 to 1998, Mr. Dixon served as a director of Citizens Bank & Trust of Fayette County.

     Richard J. Dumas is a resident of Fayetteville, Georgia. Mr. Dumas has been the President and Chief Executive Officer of J&R Clothing, Inc., which owns retail clothing stores, since 1968.

     William Wayne Leslie is a resident of Griffin, Georgia, and a graduate of Auburn University in Auburn, Alabama. Since March 1990, Mr. Leslie has been an owner in Leslie Contracting, Inc., a corporation which engages in general contracting. He also serves as Chief Executive Officer of Leslie Contracting, Inc. Since March 1998, Mr. Leslie has been the owner of Leslie Environmental Inc. and its subsidiaries, which are in the business of specialty contractors and consultants. Mr. Leslie also serves as Chief Executive Officer of Leslie Environmental Inc.

     Thomas D. Reese serves as Chairman of the Board of the Company and the Bank. Mr. Reese is a resident of Senoia, Georgia and a graduate of Georgia State University in Atlanta, Georgia. Mr. Reese was licensed in Georgia as an insurance agent from 1974 to 1991. Since 1990, Mr. Reese has been the owner of Reese Builders & Developers, Inc. where he serves as President. Since 1986, Mr. Reese has been a partner in Metro South Development (shopping strip business) and he has been a partner in Hanners & Reese, Partnership since 1990 (office building business). Since 1995, he has been an owner in Tyler Restaurant Properties, Inc. (restaurant property business) where he serves as President. Mr. Reese served as a director of Citizens Bank & Trust of Fayette County from 1990 to 1998.

     Dan V. Stinchcomb is a resident of Fayetteville, Georgia. Since 1970, Mr. Stinchcomb has been a builder and developer of real estate.

     Dr. William M. Strain is a resident of Fayetteville, Georgia. From June 1, 2001 to the present Dr. Strain has worked as a physician for Digestive Healthcare of Georgia. From June 30, 1989 to June 1, 2001 Dr. Strain practiced medicine in the field of gastroenterology at the Fayette Medical Clinic of which he was a partner.

     Jackie L. Mask is a resident of Brooks, Georgia. Since 1969, he has been the owner of Mask Tire, a retail tire business in Fayetteville, Georgia. Mr. Mask served as a director of First Citizens Bank of Fayette County from 1990 to 1998.

Additional Executive Officers

     Fred L. Faulkner serves as Senior Vice President and Chief Lending Officer of the Company and the Bank. Mr. Faulkner began working for the Bank in December of 1999 and has been in banking since 1986. Prior to joining the Bank, he served as a construction lender for Georgia Federal Bank from 1986 through 1989. He then managed the Southern Metro Atlanta real estate lending operation for First Union National Bank from 1989 to 1991 before joining Citizens Bank & Trust. He served as Senior Vice President and Senior Lending Officer at Citizens through the merger with Newnan Savings Bank and then Branch Bank & Trust in 1999.

     Leslye L. Grindle serves as Senior Vice President and Chief Financial Officer of the Company and the Bank and the Chief Operating Officer of the Bank. Ms. Grindle has been with the Bank since January 2000 and has been in banking since 1981. Prior to joining the Bank she worked in Asset/Liability Management and Operations for the Bankers Bank in Atlanta, Georgia from April 1997 to February 1999. Before that Ms. Grindle was a Vice President managing operations and accounting for Citizens Bank and Trust of Fayette County from July 1991 to January 1997.

     Wayne Robertson serves as Senior Vice President and Chief Credit Officer of the Bank. The bulk of his career has been spent in the lending and credit fields. Prior to joining the bank in 2003 Mr. Robertson spend 17 years with First Union National Bank (now known as Wachovia Bank) where he served in a variety of roles including Georgia Manager of Credit Standards and Portfolio Management Corporate Liaison in Charlotte, NC. Mr. Robertson serves as the Bank’s Chief Credit Officer overseeing the administration of the credit function of the Bank.

     Arthur H. Hammond has served as Senior Vice President and Chief Executive — Henry County for the Bank since 2004. He was an officer of Commercial Bank & Trust Company in Griffin from 1974 until 1994, rising to City President following sale of the bank to First Union. He served as Executive Vice President of Griffin Federal Savings Bank from 1994 through 1997. He then joined American Community Bank in Stockbridge, serving as President & CEO from 1999 until the bank’s sale to First National Bank of Griffin in 2002. He served as Senior Vice President and Henry County Executive of First National until 2003. He served as President of Asset Direct Mortgage and Worldwide Financial Investors in Marietta from 2003 until 2004.

     There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

Code of Ethics

     The Bank adopted a code of ethics applicable to its officers and employees in 2000. Although the code does not satisfy all of the criteria set forth in Item 406(b) of the Securities and Exchange Commission Regulation S-B, the Board of Directors believes that it is reasonably designed to promote ethical conduct and prevent conflicts of interest. Because the existing code accomplishes these objectives, the Board of Directors did not believe that it was necessary to adopt an additional code of ethics that complies with the SEC definition at this time, although we may do so in the future.

Committees and Meetings of the Board of Directors

     The Company’s Board of Directors held four meetings during 2004. The Board of Directors of the Bank (which consists of the same individuals) held thirteen meetings during the year. Except for Wm. Wayne Leslie, all directors attended at least 75% of the total number of meetings held by the Board of Directors and the committees on which such directors served during 2004.

     The Company’s Board of Directors has two standing committees: the Executive Committee and the Audit Committee. Neither the Company nor the Bank has a standing nominating committee. Given its relatively small size, the Board of Directors believes that it can function as a nominating committee.

     The Executive Committee consists of Gary D. McGaha, Thomas D. Reese and Robert B. Dixon, Jr. The Committee functions primarily to serve as the Company’s management group when the full Board is not in session in accordance with the limitations set forth in the Company’s bylaws. The Company’s Executive Committee held two meetings during 2004.

     The Audit Committee consists of Thomas D. Reese, James S. Cameron and Dan V. Stinchcomb. Although it does not have a formal charter, the Audit Committee oversees and reviews the internal and independent audit function of the Company and reports the Committee’s findings and recommendations to the Board. The composition of the Company’s Audit Committee complies with the NASD rule for audit committees for small business issuers because the Committee has three members, all of whom are independent directors under the applicable NASD rule. The Board of Directors has determined that none of the members of the Audit Committee satisfies all five criteria that are necessary for a person to qualify as an audit committee financial expert under SEC rules. However, the Board of Directors believes that each member of the Audit Committee is financially literate and, through their various business experiences, is well qualified to perform the functions that are required as a member of the Audit Committee. Therefore, the Board of Directors did not feel that it was necessary to seek a new member who would qualify as an audit committee financial expert. The Audit Committee met five times in 2004.

Audit Committee Report

     The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2004 with the Company’s management. The committee has also discussed with Mauldin & Jenkins, LLC, the independent auditors, the matters required to be discussed by Statement on Accounting Standards Number 61.

     The Audit Committee has received the written disclosures and the letter from Mauldin & Jenkins, LLC required by Independence Standards board Standard No. 1 and has discussed with Mauldin & Jenkins, LLC its independence.

     Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ending December 31, 2004.

The Audit Committee

/s/ Thomas D. Reese
/s/ James S. Cameron
/s/ Dan V. Stinchcomb

Consideration of Director Candidates

     In evaluating potential nominees, the Board of Directors believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the Company’s affairs and be free of conflicts of interest. The Board of Directors will also consider the extent of the candidate’s business acumen and experience and such other factors as it deems appropriate in any given circumstance. Other than these general guidelines and adherence to the Company’s bylaws, the Board of Directors does not have any formal procedures that it follows in connection with the nominations process. The Board of Directors believes that its existing practice gives it the flexibility that it needs to best serve the interests of the Company’s shareholders.

     The Board of Directors will consider nominees recommended by shareholders, although it has not actively solicited recommendations from shareholders nor has it established any formal procedures for this purpose other than as set forth in the Company’s bylaws. Any such recommendations should be sent to the attention of the Company’s Secretary at the Company’s main address.

Shareholder Communication with Directors

     The Board of Directors has adopted a process to facilitate written communications by shareholders or other interested parties to the Board. Persons wishing to write to the Company’s Board of Directors or a specified director, including the non-management directors as a group, or a committee of the Board should send correspondence to the Corporate Secretary at the Company’s main office.

     All communications so received from shareholders or other interested parties will be forwarded to the member of the Board of Directors or to the applicable director or directors if so designated by such person. Anyone who wishes to communicate with a specific Board member, the non-management directors only or a committee should send instructions asking that the material be forwarded to the applicable director, group of directors or to the appropriate committee chairman.

Certain Relationships and Related Transactions

     Certain of the directors and executive officers of the Company, members of their families and companies or firms with which they are associated, were customers of and had banking transactions with the Bank in the ordinary course of business during fiscal year 2004, and such transactions are expected to continue in the future. All loans and commitments to loan included in these transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, did not involve more than a nominal risk of collectibility or present other unfavorable features. None of the loans outstanding to directors or officers of the Company, members of their families or companies or firms with which they are associated were non-performing as of December 31, 2004. Total loans outstanding to all directors and executive officers of the Company and the Bank, or affiliates of such persons (including members of the immediate families of such persons or companies in which such persons had a 10% or more beneficial interest), amounted to an aggregate of $9,008,636 at December 31, 2004.

Compensation of Executive Officers and Directors

     The following table sets forth information with respect to all compensation paid or accrued for each of the last three fiscal years for Gary D. McGaha, the Company’s President and Chief Executive Officer; Fred L. Faulkner, the Company’s Senior Vice President and Chief Lending Officer; G. Wayne Robertson, the Company’s Senior Vice President and Chief Credit Officer and Leslye L. Grindle, the Company’s Senior Vice President and Chief Financial Officer. No other executive officer of the Company or the Bank earned more than $100,000 or more in salary and bonus during the year ended December 31, 2004.

Summary Compensation Table

	Annual Compensation (1)					Long-term compensation
				Other		Securities
				Annual		Underlying	All other
Name and principal				Compen-		options	compen-
position	Year	Salary (2)	Bonus	sation		granted	sation
Gary D. McGaha	2004	$165,000	$40,800	$23,828	(3)	0	0
President and Chief	2003	$150,000	$13,000	$16,588	(3)	0	0
Executive Officer	2002	$130,200	$22,279	$13,650	(3)	0	0

Fred L. Faulkner	2004	$122,500	$43,363	$11,707	(4)	0	0
Senior Vice President and	2003	$111,875	$27,295	$9,384	(4)	8,889	0
Chief Lending Officer	2002	$100,000	$11,700	$6,877	(4)	0	0

G. Wayne Robertson	2004	$97,500	$6,700	$8,617	(4)	0	0
Senior Vice President and	2003	$23,750	$475	$1,288	(4)	0	0
Chief Credit Officer	2002	$—	$—	$—		0	0

Leslye L. Grindle	2004	$85,000	$16,700	$3,848	(5)	0	0
Senior Vice President and	2003	$75,000	$9,000	$2,271	(5)	0	0
Chief Financial Officer	2002	$71,000	$6,243	$832	(5)	0	0

(1)	In accordance with the rules of the Securities and Exchange Commission, the compensation set forth in the table does not include medical, group life insurance or other benefits that are available to all salaried employees and certain perquisites and other benefits, securities or property that do not exceed the lesser of $50,000 or 10% of the officer’s salary and bonus shown in the table.

(2)	Includes deferred compensation made at the individual’s election pursuant to the Company’s 401(k) Plan.

(3)	Includes directors’ fees, an automobile allowance and 401(k) matching amounts.

(4)	Includes an automobile allowance and 401(k) matching amounts.

(5)	Includes 401(k) matching amounts.

Stock Options

     No stock options were granted to any of our executive officers during 2004. The following table sets forth information with respect to Messrs. McGaha, Faulkner, Robertson and Grindle concerning unexercised options held as of the end of the fiscal year.

Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

	Number of Securities
	Underlying Unexercised		Value of Unexercised in-the-
	Options at		Money Options at
	Fiscal Year-End (#)		Fiscal year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Gary D. McGaha	17,055	0	$215,064	$0
Fred L. Faulkner	9,876	7,901	$123,983	$98,525
G. Wayne Robertson	1,778	3,555	$19,665	$39,318
Leslye L. Grindle	5,333	0	$67,249	$0

(1)	Mr. McGaha’s options have an exercise price of $6.89 per share. Mr. Faulkner’s exercisable options consist of 5,925 options with an exercise price of $6.89 per share and 3,951 options with an exercise price of $7.03 per share. Mr. Faulkner’s unexercisable options consist of 7,901 options with an exercise price of $7.03 per share. Mr. Robertson’s options have an exercise price of $8.44 per share. Ms. Grindle’s options have an exercise price of $6.89 per share. The fair market value of the Common Stock at the close of business on December 31, 2004, was $19.50 per share based on the price of the last trade.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

     Gary D. McGaha. On January 1, 2001 the Bank entered into an employment agreement with its President and Chief Executive Officer, Gary D. McGaha. The agreement had an initial term of three years and is automatically extended for an additional year on each anniversary unless either party gives the other six months notice.

     Mr. McGaha’s initial annual base salary was $114,000. Mr. McGaha is entitled to receive annually an increase (but in no event a decrease) in salary as may be determined by the Bank’s Board of Directors. In addition to his salary, Mr. McGaha is eligible for such incentives and discretionary bonuses as may be authorized by the Board of Directors to the Bank’s key management employees. The incentive compensation is based on meeting or exceeding the attainment of certain business goals to be established by the Board of Directors. Mr. McGaha is also entitled to receive such additional benefits as the Bank’s Board of Directors may determine in its discretion.

     If the Bank terminates Mr. McGaha’s employment other than upon death or disability or for cause then it will pay to Mr. McGaha severance compensation equal to Mr. McGaha’s base salary then in effect, which shall be paid over a one-year period of time. Mr. McGaha will also be entitled to insurance benefits equal to those being received on the termination date for a 12 month period of time or until Mr. McGaha becomes employed by another employer, whichever is shorter.

     If the Bank experiences a change in control and as a result of such change in control Mr. McGaha either:

•	is terminated (except for cause) during the one year period after the change in control and before Mr. McGaha reaches the age of 75; or

•	resigns after an adverse change in duties or salary during the one year period after the change in control then Mr. McGaha shall be entitled to receive severance compensation in an amount equal to 150% of his base salary then in effect in a lump sum within 14 days following the termination or resignation.

     The employment agreement also contains restrictions on the ability of Mr. McGaha to compete with the Bank for a period of one year following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Bank’s confidential information and trade secrets. In addition, he is restricted in his ability to solicit Bank employees or Bank customers with whom he had material contact during the one-year period immediately preceding the termination of his employment.

     Fred Faulkner. On January 1, 2001 the Bank entered into an employment agreement with its Senior Vice President and Chief Lending Officer, Fred L. Faulkner. The agreement had an initial term of two years and is automatically extended for an additional year on each anniversary unless either party gives the other six months notice.

     Mr. Faulkner’s initial annual base salary was $95,400. Mr. Faulkner is entitled to receive annually an increase (but in no event a decrease) in salary as may be determined by the Bank’s President and approved by the Board of Directors. In addition to his salary, Mr. Faulkner is eligible for such incentives and discretionary bonuses as may be authorized by the Board of Directors to the Bank’s key management employees. The incentive compensation is based on meeting or exceeding the attainment of certain business goals to be established by the Bank’s President and its Board of Directors. Mr. Faulkner is also entitled to receive such additional benefits as the Bank’s Board of Directors may determine in its discretion

     If the Bank terminates Mr. Faulkner’s employment other than upon death or disability or for cause then it will pay to Mr. Faulkner severance compensation equal to Mr. Faulkner’s base salary then in effect, which shall be paid over a one-year period of time. Mr. Faulkner will also be entitled to insurance benefits equal to those being received on the termination date for a 12 month period of time or until Mr. Faulkner becomes employed by another employer, whichever is shorter.

     If the Bank experiences a change in control and as a result of such change in control Mr. Faulkner either:

•	is terminated (except for cause) during the one year period after the change in control and before Mr. Faulkner reaches the age of 72; or

•	resigns after an adverse change in duties or salary during the one year period after the change in control then Mr. Faulkner shall be entitled to receive severance compensation in an amount equal to 150% of his base salary then in effect in a lump sum within 14 days following the termination or resignation.

     The employment agreement also contains restrictions on the ability of Mr. Faulkner to compete with the Bank for a period of one year following the date of termination for any reason whatsoever. He is also restricted on the disclosure and use of the Bank’s confidential information and trade secrets. In addition, he is restricted in his ability to solicit Bank employees or Bank customers with whom he had material contact during the one-year period immediately preceding the termination of his employment.

     G. Wayne Robertson. On October 1, 2003 the Bank entered into a Change in Control Agreement with its Senior Vice President and Chief Credit Officer, G. Wayne Robertson. The agreement provides that the Bank will pay Mr. Robertson an amount equal to 100% of his base salary then in effect if the Bank experiences a change in control and as a result of the change in control Mr. Robertson is either (i) terminated (except for cause) during the one-year period after the change in control becomes effective or (ii) resigns after an adverse change in duties or salary during the one-year period after the change in control. This payment will be made in a lump sum within 14 days following the date of termination or resignation.

     Leslye L. Grindle. On October 1, 2003 the Bank entered into a Change in Control Agreement with its Senior Vice President and Chief Financial Officer, Leslye L. Grindle. The agreement provides that the Bank will pay Ms. Grindle an amount equal to 100% of her base salary then in effect if the Bank experiences a change in control and as a result of the change in control Ms. Grindle is either (i) terminated (except for cause) during the one-year period after the change in control becomes effective or (ii) resigns after an adverse change in duties or salary during the one-year period after the change in control. This payment will be made in a lump sum within 14 days following the date of termination or resignation.

Director Compensation

     During 2004, Directors of the Bank received $800 monthly for Board meetings, with the Chairman receiving $1,250. Directors also received $400 monthly for loan committee, $200 for each executive committee meeting, and $150 for each other committee meeting. In 2005, Directors of the Bank will receive $1,000 monthly for Board meetings, with the Chairman receiving $2,000. They will also receive $400 monthly for loan committee, $200 for each executive committee meeting, and $150 for each other committee meeting.

Proposal No. 2
Ratification of Independent Auditors

General

     Mauldin & Jenkins, LLC served as the Company’s independent auditors for the fiscal year ended December 31, 2004, and has been reappointed by the Board of Directors to serve in that capacity for the 2005 fiscal year. The Company has been advised that no member of Mauldin & Jenkins, LLC or any of its associates have any financial interest in the Company. A representative of Mauldin & Jenkins, LLC will be available at the Annual Meeting to respond to questions or make a statement on behalf of the independent auditors, if they so desire.

     Although not formally required, the appointment of the independent auditors of the Company has been directed by the Board of Directors to be submitted to the shareholders for ratification as a matter of sound corporate practice. If the shareholders do not ratify the appointment of Mauldin & Jenkins, LLC, the appointment of the independent auditors will be reconsidered by the Board of Directors. Even if the shareholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during the 2005 fiscal year if the Board of Directors believes that such a change would be in the best interests of the Company.

     The following captions set forth the amounts billed by Mauldin & Jenkins, LLC for auditing services and all other services. The Company’s Board of Directors has considered whether the provision of non-audit services is compatible with maintaining auditor independence.

     Audit Fees. Mauldin & Jenkins, LLC billed the Company $55,009 for 2004 and $47,764 for 2003 for professional services rendered in connection with the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-QSB and other services that are normally provided in connection with statutory and regulatory filings for these years.

     Audit-Related Fees. Mauldin & Jenkins, LLC did not bill the Company during 2003 and 2004 for services that are reasonably related to the performance of the audit or review of the Company’s financial statements but are not reported under “Audit Fees” above.

     Tax Fees. Mauldin & Jenkins, LLC billed the Company $8,815 for 2004 and $4,608 for 2003 for professional services rendered for tax compliance, tax advice, and tax planning.

     All Other Fees. Mauldin & Jenkins, LLC did not bill the Company for any professional services during 2003 and 2004 other than those described above.

Preapproval by Audit Committee

     Although it had no formal policies, the audit committee generally preapproves any non-audit services to be performed by the Company’s independent auditors, provided that such services are not otherwise prohibited by law.

     The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2005.

Other Matters

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.

Voting Requirements

     Under law and pursuant to the bylaws of the Company, the presence, in person or by proxy, of the holders of more than fifty percent (50%) of the outstanding Common Stock entitled to vote is necessary to constitute a quorum for purposes of shareholder action. For these purposes, shares which are present or represented by proxy at the Annual Meeting will be counted in determining whether a quorum has been constituted, regardless of whether the holder of the shares or the proxy abstains from voting on any particular matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority.

     With regard to Proposal No. 1, the election of Class I directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by a plurality of votes cast by the shares voting at the Annual Meeting.

     With regard to Proposal No. 2, the ratification of independent public accountants, votes may be cast for or against the matter, or shareholders may abstain from voting on the matter. Approval of such matter requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named proxies FOR the election of the director nominees recommended by the Board of Directors, FOR the ratification of the appointment of Mauldin &

Jenkins, LLC as the Company’s independent public accountants, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

Shareholder Proposals

     Any shareholder proposal intended to be presented at the 2006 Annual Meeting of Shareholders and to be included in the Company’s proxy statement and form of proxy relating to such meeting must be received by the Company no later than January 1, 2006. Any such proposal must comply in all respects with the rules and regulations of the SEC.

     For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the Company’s 2006 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on February 15, 2006, and advises shareholders in the 2006 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on February 15, 2006. Notices of intention to present proposals at the 2006 Annual Meeting should be addressed to Southern Community Bancshares, 525 North Jeff Davis Drive, Fayetteville, Georgia 30214, Attention: Corporate Secretary.

Annual Report on Form 10-KSB

     A copy of the Company’s Annual Report to Shareholders accompanies this Proxy Statement. The Annual Report includes a copy of its annual report on Form 10-KSB, including financial statements and any financial statement schedules, as filed with the SEC. Copies of exhibits to the Form 10-KSB are also available upon specific request and payment of a reasonable charge for reproduction. Such request should be directed to Southern Community Bancshares, 525 North Jeff Davis Drive, Fayetteville, Georgia 30214, Attention: Corporate Secretary. If the person requesting the Form 10-KSB was not a shareholder of record on April 15, 2005, the request must include a representation that such person was the beneficial owner of the Common Stock on that date.

Available Information

     The company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. Shareholders may inspect and copy such reports, proxy statements and other information at the Company’s main office located at 525 North Jeff Davis Drive, Fayetteville, Georgia 30214.

By Order of the Board of Directors
President and Chief Executive Officer

Fayetteville, Georgia
April 28, 2005

SOUTHERN COMMUNITY BANCSHARES, INC. PROXY
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2005

     The undersigned shareholder of Southern Community Bancshares, Inc. (the “Company”) hereby appoints Gary D. McGaha and Thomas D. Reese and each of them as proxies, with full power of substitution acting by either of them if only one of them be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the “Meeting”) to be held at the main office of the Company at 525 North Jeff Davis Drive, Fayetteville, Georgia, on Thursday, May 26, 2005, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS HEREBY RECOMMENDS A VOTE FOR THE PROPOSALS

PROPOSAL ONE:	To elect three (3) Class I nominees listed below to serve as directors of the Company for three (3) year terms until the Company’s 2008 Annual Meeting.
Richard J. Dumas
William W. Leslie
Jackie L. Mask
☐	For all the nominees listed above ☐	Withhold authority to vote for all nominees listed above

Instructions: To withhold authority to vote for any individual nominee, mark “For” above, and write that nominee’s name(s) in the space below for whom you wish to withhold authority:

PROPOSAL TWO:	Ratification of the selection of Mauldin & Jenkins, LLC as the Company’s independent auditors for 2005.

☐    For          ☐    Against          ☐ Abstain

This proxy will be voted as directed, but if direction to the contrary is not indicated, it will be voted FOR the Proposals.

Discretionary authority is hereby conferred as to all other matters which may come before the Meeting.

Dated:	, 2005
(Be sure to date your Proxy)

Signature(s) of Shareholder(s)

Print Name(s) of Shareholder(s)

If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting.
Please mark, date and sign this Proxy, and return it in the enclosed, return-addressed envelope. No postage is necessary.